Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated November 23, 2010 relating to the financial statements, financial statement schedule and the effectiveness of internal controls over financial reporting of Cabot Microelectronics Corporation, which appears in Cabot Microelectronics Corporation’s Annual Report on Form 10-K for the year ended September 30, 2010.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Chicago, IL
November 23, 2010